Exhibit 23

                              Accountants' Consent

The Board of Directors and Shareholders
Trimeris, Inc.

We consent to incorporation by reference in the Registration Statements (No. 333-66401 and No. 333-44147) on Forms S-8 and the Registration Statement (No. 333-31662) on Form S-3 of Trimeris, Inc. of our report dated February 10, 2000, except as to the last paragraph of Note 1, which is as of March 23, 2001, with respect to the balance sheets of Trimeris, Inc. as of December 31, 1998 (restated) and 1999 (restated), and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999 (restated) and for the cumulative period from the date of inception to December 31, 1999 (restated), which report appears in the December 31, 1999, annual report on Form 10-K/A of Trimeris, Inc.

As discussed in Note 1 of the financial statements, Trimeris, Inc. has restated its 1998 and 1999 financial statements and its financial statements for the period from inception to December 31, 1999.

                                                                        KPMG LLP

Raleigh, North Carolina
March 29, 2001